Exhibit 99.1

For release: July 11, 2022 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports Third Quarter Results

New railcar backlog valued at $3.6 billion is highest value in six years

Lease fleet utilization of 98%

Lake Oswego, Oregon, July 11, 2022 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its third fiscal quarter ended May 31, 2022.

Third Quarter Highlights

•

New railcar orders for 5,000 units valued at $670 million and deliveries of 5,200 units resulted in a book-to-bill of nearly 1.0x. Orders primarily originated in North America as Europe navigates the continued impact of the war in Ukraine.

•	Diversified new railcar backlog as of May 31, 2022 was 30,900 units with a value of $3.6 billion and provides strong earnings visibility.

•	Railcar refurbishment backlog of 3,100 units valued over $220 million is not included in new railcar backlog.

•	Maintained lease fleet utilization of 98%.

•	Gross margin and gross margin % increased sequentially as improvement in North American Manufacturing and Maintenance Services offset headwinds from Europe and pass-through of input cost escalations.

•	Net earnings attributable to Greenbrier for the quarter were $3.1 million, or $0.09 per diluted share, on revenue of $794 million.

•	Quarter end liquidity of $535 million, including $450 million in cash and $85 million of available borrowing capacity.

•	Board declared a quarterly dividend of $0.27 per share, payable on August 18, 2022 to shareholders of record as of July 28, 2022, representing Greenbrier’s 33rd consecutive quarterly dividend.

“Greenbrier delivered strong operating results in our third quarter. Lease fleet utilization and manufacturing production and delivery levels remain robust in North America. This performance was partially offset by inflation and the impact of the war in Ukraine. Pass-through of input cost escalations protect Greenbrier when raw material prices spike, but dilute margin percentages.” said Lorie Tekorius, Chief Executive Officer & President.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 2

Tekorius concluded, “In Europe, the war triggered a pause in order activity after securing orders for 2,300 railcars in the first two quarters of our fiscal year. In recent weeks, European buyers are returning to the market and our sales pipeline is active. Lease syndications and Maintenance Services helped to balance our quarterly results, underscoring the value of Greenbrier’s diverse business activities. Uncertainty in the U.S. economy remains an ongoing challenge, but our operations continue to build momentum. When confronted with difficult externalities, Greenbrier has a proven ability to produce value through our integrated platform.”

Business Update & Outlook

Based on current business trends and production schedules for fiscal 2022, Greenbrier expects:

•	Deliveries of 18,500 – 19,500 units including approximately 1,500 units in Greenbrier-Maxion (Brazil).

•	Selling & administrative expense to be $210 - $215 million.

•

Capital expenditures will be approximately $310 million in Leasing & Management Services, $50 million in Manufacturing and $10 million in Maintenance Services. Net of proceeds of equipment sales of approximately $155 million, capital expenditures in Leasing & Management Services will be $155 million.

Financial Summary

	Q3 FY22		Q2 FY22	Sequential Comparison – Main Drivers
Revenue	$793.5M		$682.8M	16% increase reflects higher deliveries and pass-through of input cost escalations in Manufacturing and increased volumes in Maintenance Services
Gross margin	$76.3M		$54.8M	39% increase reflects higher deliveries and improved operating efficiencies in Manufacturing and Maintenance Services
Gross margin %	9.6%		8.0%	Improving operating efficiencies in Manufacturing and Maintenance Services
Selling and administrative	$57.4M		$54.7M	Increased employee costs, consulting, and travel expense from higher business activity levels
Net gain on disposition of equipment	$0.7M		$25.1M	Timing of fleet rebalancing and optimization
EBITDA	$48.6M		$51.7M	Higher gross margin offset by minimal fleet sales in the quarter; See reconciliation on page 9
Net (earnings) loss attributable to noncontrolling interest	($4.5M	)	$1.6M	Partners’ share of consolidated JV’s operating results
Net earnings attributable to Greenbrier	$3.1M		$12.8M	Primarily lower operating earnings reflecting timing of fleet sales
Diluted EPS	$0.09		$0.38

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Greenbrier Reports Third Quarter Results (Cont.)	Page 3

Segment Summary

	Q3 FY22	Q2 FY22	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$650.9M	$555.7M	Increased deliveries and pass-through of input cost escalations
Gross margin	6.1%	3.7%	Improving operating efficiency partially offset by European headwinds and pass-through of input cost escalations (which increase revenue but are dilutive to GM %)
Operating margin (1)	3.1%	0.3%
Deliveries (2)	4,900	4,400
Maintenance Services
Revenue	$101.5M	$86.6M	Increased wheel and repair volumes and scrapping activity
Gross margin	10.2%	5.7%	Improved throughput and scrapping activity
Operating margin (1)	8.5%	3.3%
Leasing & Management Services (including GBX Leasing)
Revenue	$41.1M	$40.5M	Continued strong syndication activity and interim rent
Gross margin	64.0%	72.1%	More normalized gross margin activity
Operating margin (1) (3)	46.7%	117.5%	Timing of fleet rebalancing and optimization
Fleet utilization	97.5%	97.9%

(1)	See supplemental segment information on page 8 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.
(3)	Includes Net loss (gain) on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its third quarter of 2022 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	July 11, 2022

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-888-317-6003 (Toll Free) 1-412-317-6061 (International), Entry Number “8138307”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier manages 421,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of 11,800 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 4

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	May 31, 2022	February 28, 2022	November 30, 2021	August 31, 2021	May 31, 2021
Assets
Cash and cash equivalents	$449.7	$586.8	$410.8	$646.8	$628.2
Restricted cash	16.1	15.7	27.1	24.6	8.7
Accounts receivable, net	464.8	399.0	393.3	306.4	274.8
Income tax receivable	129.4	106.0	106.2	112.1	75.1
Inventories	781.7	728.5	631.4	573.6	553.2
Leased railcars for syndication	142.9	80.0	99.1	51.6	154.0
Equipment on operating leases, net	676.1	650.4	751.3	609.8	446.9
Property, plant and equipment, net	642.7	646.5	654.4	670.2	676.0
Investment in unconsolidated affiliates	96.2	90.2	83.1	79.9	79.4
Intangibles and other assets, net	177.8	179.6	183.0	183.6	180.8
Goodwill	128.7	130.0	130.3	132.1	133.1

	$3,706.1	$3,612.7	$3,470.0	$3,390.7	$3,210.2

Liabilities and Equity
Revolving notes	$303.3	$292.2	$516.3	$372.2	$325.2
Accounts payable and accrued liabilities	639.0	581.2	540.4	569.8	480.4
Deferred income taxes	72.9	51.9	51.3	73.3	44.9
Deferred revenue	33.3	43.0	36.6	42.8	43.7
Notes payable, net	1,202.6	1,209.2	895.7	826.5	835.0
Contingently redeemable noncontrolling interest	27.8	28.5	29.7	29.7	30.3
Total equity – Greenbrier	1,270.4	1,252.6	1,237.3	1,307.7	1,286.7
Noncontrolling interest	156.8	154.1	162.7	168.7	164.0

Total equity	1,427.2	1,406.7	1,400.0	1,476.4	1,450.7

	$3,706.1	$3,612.7	$3,470.0	$3,390.7	$3,210.2

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Greenbrier Reports Third Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Revenue
Manufacturing	$650.9	$339.7	$1,659.1	$845.7
Maintenance Services	101.5	80.9	260.5	218.1
Leasing & Management Services	41.1	29.6	107.4	85.0

	793.5	450.2	2,027.0	1,148.8
Cost of revenue
Manufacturing	611.3	292.4	1,567.9	775.1
Maintenance Services	91.1	73.7	244.0	203.4
Leasing & Management Services	14.8	8.9	36.4	36.8

	717.2	375.0	1,848.3	1,015.3

Margin	76.3	75.2	178.7	133.5

Selling and administrative expense	57.4	49.3	156.4	136.4
Net (gain) loss on disposition of equipment	(0.7)	0.2	(34.3)	(0.8)

Earnings (loss) from operations	19.6	25.7	56.6	(2.1)

Other costs
Interest and foreign exchange	14.9	10.2	39.3	30.9
Net loss on extinguishment of debt	—	4.8	—	4.8

Earnings (loss) before income taxes and earnings from unconsolidated affiliates	4.7	10.7	17.3	(37.8)
Income tax (expense) benefit	(1.1)	6.9	(2.9)	36.0

Earnings (loss) before earnings from unconsolidated affiliates	3.6	17.6	14.4	(1.8)
Earnings from unconsolidated affiliates	4.0	2.4	10.0	1.3

Net earnings (loss)	7.6	20.0	24.4	(0.5)
Net (earnings) loss attributable to noncontrolling interest	(4.5)	(0.3)	2.3	1.2

Net earnings attributable to Greenbrier	$3.1	$19.7	$26.7	$0.7

Basic earnings per common share:	$0.10	$0.61	$0.82	$0.02

Diluted earnings per common share:	$0.09	$0.59	$0.79	$0.02

Weighted average common shares:
Basic	32,588	32,573	32,560	32,726
Diluted	33,661	33,605	33,626	33,747

Dividends declared per common share	$0.27	$0.27	$0.81	$0.81

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Greenbrier Reports Third Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Nine Months Ended May 31,
	2022	2021
Cash flows from operating activities
Net earnings (loss)	$24.4	$(0.5)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Deferred income taxes	16.9	20.2
Depreciation and amortization	75.9	75.6
Net gain on disposition of equipment	(34.3)	(0.8)
Accretion of debt discount	—	4.6
Stock based compensation expense	10.9	12.5
Net loss on extinguishment of debt	—	4.8
Noncontrolling interest adjustments	0.7	0.3
Other	3.4	1.8
Decrease (increase) in assets:
Accounts receivable, net	(160.3)	(49.2)
Income tax receivable	(17.3)	(66.0)
Inventories	(224.2)	(92.3)
Leased railcars for syndication	(77.6)	(55.5)
Intangibles and other	(16.1)	0.9
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	77.2	18.6
Deferred revenue	(8.0)	1.2

Net cash used in operating activities	(328.4)	(123.8)

Cash flows from investing activities
Proceeds from sales of assets	155.1	12.2
Capital expenditures	(248.8)	(62.9)
Investments in and advances to / repayments from unconsolidated affiliates	(4.2)	0.7
Cash distribution from unconsolidated affiliates and other	1.8	0.7

Net cash used in investing activities	(96.1)	(49.3)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	(97.3)	147.6
Proceeds from revolving notes with maturities longer than 90 days	35.0	112.0
Repayments of revolving notes with maturities longer than 90 days	—	(286.0)
Proceeds from issuance of notes payable	323.3	373.8
Repayments of notes payable	(15.0)	(308.5)
Debt issuance costs	(7.2)	(14.1)
Repurchase of stock	—	(20.0)
Dividends	(26.9)	(26.9)
Investment by joint venture partner	—	7.0
Cash distribution to joint venture partner	(9.4)	(24.1)
Tax payments for net share settlement of restricted stock	(3.5)	(2.8)

Net cash provided by (used in) financing activities	199.0	(42.0)

Effect of exchange rate changes	19.9	9.9
Decrease in cash, cash equivalents and restricted cash	(205.6)	(205.2)
Cash and cash equivalents and restricted cash
Beginning of period	671.4	842.1

End of period	$465.8	$636.9

Balance Sheet Reconciliation:
Cash and cash equivalents	$449.7	$628.2
Restricted cash	16.1	8.7

Total cash and cash equivalents and restricted cash	$465.8	$636.9

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Greenbrier Reports Third Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

GBX Leasing (GBXL) was formed in April 2021 as a joint venture with The Longwood Group to own and manage a portfolio of leased railcars primarily built by Greenbrier. Greenbrier owns approximately 95% of GBXL and consolidates it in Greenbrier’s financial statements in the Leasing & Management Services segment. GBXL provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. GBXL delivers strong tax-advantaged cash flows. GBX Leasing has over $400 million in railcar assets with a five-year goal of $1 billion of assets.

Our leasing operations observe Greenbrier’s established portfolio standards including investing in strong credits with a diverse equipment mix and staggered maturity ladders. To mitigate the volatile interest rate environment, Greenbrier Leasing and GBX Leasing have fixed all floating rate debt. Investing in leasing assets reduces Greenbrier’s Manufacturing revenue and margin in the short-term but provides meaningful tax benefits, longer-term earnings and cash flow stability.

Key information for the consolidated Leasing & Management Services segment

(In Units)	May 31, 2022	February 28, 2022
Owned fleet(1)	11,800	11,000
Managed fleet	421,000	431,000
Owned fleet utilization(1)	98%	98%

	May 31, 2022	February 28, 2022
Beginning balance	11,000	12,900
Cars added	1,700	1,000
Cars sold / scrapped	(900)	(2,900)

Ending balance	11,800	11,000

	May 31, 2022	February 28, 2022
Equipment on operating lease(2)	$676.1	$650.4

GBX Leasing non-recourse warehouse	$—	$—
GBX Leasing ABS non-recourse notes	321.5	323.3
Leasing non-recourse term loan	194.8	196.5

Total Leasing non-recourse debt	$516.3	$519.8

Fleet leverage %(3)	76%	80%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease

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Greenbrier Reports Third Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended May 31, 2022:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$650.9	$38.3	$689.2	$20.5	$1.8	$22.3
Maintenance Services	101.5	8.6	110.1	8.6	—	8.6
Leasing & Management Services	41.1	0.6	41.7	19.2	0.1	19.3
Eliminations	—	(47.5)	(47.5)	—	(1.9)	(1.9)
Corporate	—	—	—	(28.7)	—	(28.7)

	$793.5	$—	$793.5	$19.6	$—	$19.6

Three months ended February 28, 2022:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$555.7	$1.8	$557.5	$1.8	$—	$1.8
Maintenance Services	86.6	6.1	92.7	2.9	—	2.9
Leasing & Management Services	40.5	0.4	40.9	47.6	—	47.6
Eliminations	—	(8.3)	(8.3)	—	—	—
Corporate	—	—	—	(27.1)	—	(27.1)

	$682.8	$—	$682.8	$25.2	$—	$25.2

	Total assets
	May 31, 2022	February 28, 2022
Manufacturing	$1,814.1	$1,698.5
Maintenance Services	266.8	272.0
Leasing & Management Services	1,158.3	1,038.8
Unallocated, including cash	466.9	603.4

	$3,706.1	$3,612.7

SUPPLEMENTAL BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended May 31, 2022
Backlog Activity (units) (1)
Beginning backlog	32,100
Orders received	5,000
Production held on the Balance Sheet	(1,800)
Production sold directly to third parties	(4,400)

Ending backlog	30,900

Delivery Information (units) (1)
Production sold directly to third parties	4,400
Sales of Leased railcars for syndication	800

Total deliveries	5,200

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Third Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended
	May 31, 2022	February 28, 2022
Net earnings	$7.6	$11.2
Interest and foreign exchange	14.9	11.8
Income tax expense	1.1	3.2
Depreciation and amortization	25.0	25.5

EBITDA	$48.6	$51.7

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Greenbrier Reports Third Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for 2022 are as follows:

	First	Second	Third	Total
Revenue
Manufacturing	$452.5	$555.7	$650.9	$1,659.1
Maintenance Services	72.4	86.6	101.5	260.5
Leasing & Management Services	25.8	40.5	41.1	107.4

	550.7	682.8	793.5	2,027.0
Cost of revenue
Manufacturing	421.6	535.0	611.3	1,567.9
Maintenance Services	71.2	81.7	91.1	244.0
Leasing & Management Services	10.3	11.3	14.8	36.4

	503.1	628.0	717.2	1,848.3
Margin	47.6	54.8	76.3	178.7

Selling and administrative expense	44.3	54.7	57.4	156.4
Net gain on disposition of equipment	(8.5)	(25.1)	(0.7)	(34.3)

Earnings from operations	11.8	25.2	19.6	56.6
Other costs
Interest and foreign exchange	12.6	11.8	14.9	39.3

Earnings (loss) before income tax and earnings from unconsolidated affiliates	(0.8)	13.4	4.7	17.3
Income tax (expense) benefit	1.4	(3.2)	(1.1)	(2.9)

Earnings before earnings from unconsolidated affiliates	0.6	10.2	3.6	14.4
Earnings from unconsolidated affiliates	5.0	1.0	4.0	10.0

Net earnings	5.6	11.2	7.6	24.4
Net (earnings) loss attributable to noncontrolling interest	5.2	1.6	(4.5)	2.3

Net earnings attributable to Greenbrier	$10.8	$12.8	$3.1	$26.7

Basic earnings per common share (1)	$0.33	$0.39	$0.10	$0.82

Diluted earnings per common share (1)	$0.32	$0.38	$0.09	$0.79

Dividends declared per common share	$0.27	$0.27	$0.27	$0.81

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except per share amounts, unaudited)

Operating Results by Quarter for 2021 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$304.5	$201.5	$339.7	$465.4	$1,311.1
Maintenance Services	65.6	71.6	80.9	80.2	298.3
Leasing & Management Services	32.9	22.5	29.6	53.5	138.5

	403.0	295.6	450.2	599.1	1,747.9

Cost of revenue
Manufacturing	280.9	201.8	292.4	414.1	1,189.2
Maintenance Services	63.0	66.7	73.7	77.0	280.4
Leasing & Management Services	18.4	9.5	8.9	9.9	46.7

	362.3	278.0	375.0	501.0	1,516.3

Margin	40.7	17.6	75.2	98.1	231.6

Selling and administrative expense	43.7	43.4	49.3	55.4	191.8
Net (gain) loss on disposition of equipment	(0.9)	(0.1)	0.2	(0.4)	(1.2)

Earnings (loss) from operations	(2.1)	(25.7)	25.7	43.1	41.0

Other costs
Interest and foreign exchange	11.1	9.6	10.2	12.4	43.3
Net loss on extinguishment of debt	—	—	4.8	1.5	6.3

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	(13.2)	(35.3)	10.7	29.2	(8.6)
Income tax benefit	7.3	21.8	6.9	4.2	40.2

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(5.9)	(13.5)	17.6	33.4	31.6
Earnings (loss) from unconsolidated affiliates	(0.8)	(0.4)	2.4	2.3	3.5

Net earnings (loss)	(6.7)	(13.9)	20.0	35.7	35.1
Net (earnings) loss attributable to noncontrolling interest	(3.3)	4.8	(0.3)	(3.9)	(2.7)

Net earnings (loss) attributable to Greenbrier	$(10.0)	$(9.1)	$19.7	$31.8	$32.4

Basic earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.61	$0.98	$0.99

Diluted earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.59	$0.95	$0.96

Dividends declared per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 12

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “believe”, “continue,” “enhance,” “evolve,” “expect,” “goal,” “likely,” “momentum,” “opportunities,” “outlook,” “provides,” “position,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections titled “Third Quarter Highlights,” a “Business Update & Outlook,” and “Supplemental Leasing Information.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: the COVID-19 pandemic, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, operations and supply disruptions and labor shortages) inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); and armed conflict in Ukraine and related events. Our backlog of railcar units and marine vessels and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, the measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings (loss) before Interest and foreign exchange, Income tax (expense) benefit, Depreciation and amortization. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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